UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 28, 2015, BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) entered into separate Equity Distribution Agreements (collectively, the “Agreements”) with each of Raymond James & Associates, Inc., UBS Securities LLC and Mizuho Securities USA Inc., each as sales agents and/or principals (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $300 million (the “Shares”). In addition, effective August 28, 2015, the Company and the Operating Partnership terminated the Equity Distribution Agreements previously in effect with each of Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

Sales of the Shares, if any, under the Agreements will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made through or to a market maker other than on an exchange. The Managers are not required to sell any specific number or dollar amount of the Shares, but each Manager will make all sales on a best efforts basis using its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Managers and the Company. The Company has no obligation to sell any Shares under the Agreements, and may at any time suspend solicitation and offers under the Agreements or terminate the Agreements. The compensation payable to the Managers for sales of Shares pursuant to the Agreements will be equal to no more than 2.0% of the gross sales price of any Shares sold under the Agreements.

The Company intends to use the net proceeds from the sales of the Shares to potentially acquire or develop additional properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in the Company’s portfolio.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-206646) (the “Universal Shelf”), which became effective upon filing with the Securities and Exchange Commission on August 28, 2015, and a prospectus supplement that was filed with the Securities and Exchange Commission on August 28, 2015. The Company filed the Universal Shelf to replace the Company’s previous automatic shelf registration on Form S-3, which was set to expire on August 31, 2015.

In addition, on August 28, 2015, the Company filed with the Securities and Exchange Commission an automatic shelf registration statement on Form S-3 registering the sale of shares of Common Stock issuable under its Dividend Reinvestment and Stock Purchase Plan (the “DRIP Shelf”) and an automatic shelf registration statement on Form S-3 registering the issuance and resale of shares of Common Stock issuable upon redemption of the Operating Partnership’s units representing limited partnership interests (the “OP Units Shelf”). The DRIP Shelf was filed to replace the Company’s automatic shelf registration statement previously filed with the Securities and Exchange Commission on August 31, 2012, and the OP Units Shelf was filed to replace the Company’s automatic shelf registration statements previously filed with the Securities and Exchange Commission on August 31, 2012 and June 4, 2014.

The foregoing descriptions of the material terms of the Agreements, the Universal Shelf, the DRIP Shelf and the OP Units Shelf, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Raymond James & Associates, Inc., filed as an exhibit with this Current Report on Form 8-K and incorporated herein by reference, or the actual registration statements filed with the Securities and Exchange Commission, as applicable. The Agreements with the other parties listed above are substantially identical in all material respects, except as to the parties, and are omitted from exhibits filed herewith in reliance on Instruction 2 to Item 601 of Regulation S-K. The Company will file copies of the omitted exhibits if so requested by the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

1.1	Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Raymond James & Associates, Inc.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

The following Agreements are being omitted in reliance on Instruction 2 to Item 601 of Regulation S-K, as discussed in Item 8.01 above:

Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and UBS Securities LLC.

Equity Distribution Agreement, dated as of August 28, 2015, among the Company, the Operating Partnership and Mizuho Securities USA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 28, 2015	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc. its General Partner

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer